Exhibit 99.1

FOR IMMEDIATE RELEASE

April 30, 2024

Investor Relations: Brian Brungardt, Director of Investor Relations, 214-721-9353, brian.brungardt@enlink.com

Media Relations: Megan Wright, Director of Corporate Communications, 214-721-9694, megan.wright@enlink.com

EnLink Midstream Reports First Quarter 2024 Results

DALLAS, April 30, 2024 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today reported financial results for the first quarter of 2024.

Highlights

•	Reported net income of $50.0 million and net cash provided by operating activities of $293.3 million for the first quarter of 2024.

•	Generated adjusted EBITDA, net to EnLink, of $337.7 million for the first quarter of 2024, which represents growth of 4.3% compared to the first quarter of 2023.

•	Delivered $74.0 million of free cash flow after distributions (FCFAD) for the first quarter of 2024.

•	Executed the first project in Phase 2 of Louisiana gas expansion to meet customer needs in eastern Louisiana. Through additional compression, the "Henry Hub to the River" project represents a quick-to-market solution with a targeted in-service date in the fourth quarter of 2025.

•	Repurchased approximately $50.0 million[1] of common units in the first quarter of 2024. EnLink is on pace to complete the 2024 unit repurchase authorization of $200 million.

“EnLink delivered a solid quarter due to the resilience of our assets and diversified nature of our business,” EnLink Chief Executive Officer Jesse Arenivas said. “We continue to find additional opportunities for our Louisiana segment, which is outperforming. Last quarter, we announced a three-phase Louisiana growth strategy that positions EnLink to benefit from the shifting dynamics of today’s natural gas demand market. We’ve made great progress on Phase 1, renewing the vast majority of our existing contracts at higher rates and longer tenor. I’m pleased to announce that we’ve also executed on Phase 2 of this strategy with our new ‘Henry Hub to the River’ project, which will add approximately 210 million cubic feet per day (MMcf/d) of expanded capacity and is the exact type of quick-to-market, debottlenecking project that we believe leverages our existing footprint to drive high returns for EnLink."

Adjusted EBITDA and FCFAD used in this press release are non-GAAP measures and are explained in greater detail under "Non-GAAP Financial Information" below.

1Includes $23.1 million of common units repurchased from GIP pursuant to our Unit Repurchase Agreement, which settled on April 29, 2024.

First Quarter 2024 Financial Results and Highlights

$MM, unless noted	First Quarter 2024	Fourth Quarter 2023	First Quarter 2023
Net Income (1)	50	100	94
Adjusted EBITDA, net to EnLink	338	351	324
Net Cash Provided by Operating Activities	293	361	272
Capex, Plant Relocation Costs, net to EnLink & Investment Contributions	111	122	157
Free Cash Flow After Distributions	74	79	6
Debt to Adjusted EBITDA, net to EnLink (2)	3.3x	3.3x	3.4x
Common Units Outstanding (3)	451,304,161	453,176,911	465,989,285

(1) Net income is before non-controlling interest.

(2) Calculated according to credit facility leverage covenant.

(3) Outstanding common units as of April 25, 2024, February 14, 2024, and April 27, 2023, respectively.

First Quarter 2024 Segment Updates

Permian Basin:

•	Segment profit for the first quarter of 2024 was $89.0 million, including operating expenses related to plant relocation of $9.3 million and unrealized derivative losses of $2.4 million. Excluding plant relocation operating expenses and unrealized derivative activity, segment profit in the first quarter of 2024 decreased approximately 10% sequentially but grew approximately 12% over the first quarter of 2023. Segment results during the first quarter of 2024 were adversely impacted by lower volumes from winter weather and a one-time utility expense that increased Permian operating expenses by approximately $5 million.

•	Average natural gas gathering volumes for the first quarter of 2024 were approximately 2% lower compared to the fourth quarter of 2023 but were approximately 13% higher compared to the first quarter of 2023.

•	Average natural gas processing volumes for the first quarter of 2024 were approximately 1% lower compared to the fourth quarter of 2023 but were approximately 12% higher compared to the first quarter of 2023. EnLink continues to benefit from strong producer drilling and completion activity.

•	Average crude gathering volumes for the first quarter of 2024 were approximately 12% lower compared to the fourth quarter of 2023 but were approximately 15% higher compared to the first quarter of 2023.

•	EnLink's third plant relocation, Tiger II, is in the process of coming online in May.

Louisiana:

•	Segment profit for the first quarter of 2024 was $110.4 million, including unrealized derivative losses of $19.5 million. Excluding unrealized derivative activity, segment profit in the first quarter of 2024 grew approximately 26% sequentially, driven by normal seasonal effects in the natural gas liquids (NGL) segment and benefits from market volatility in the natural gas segment, and grew 23% over the first quarter of 2023.

•	Average natural gas transportation volumes for the first quarter of 2024 were approximately 11% higher compared to the fourth quarter of 2023 and approximately 2% higher compared to the first quarter of 2023.

•	NGL fractionation volumes for the first quarter of 2024 were approximately 4% lower compared to the fourth quarter of 2023 but were flat compared to the first quarter of 2023.

•	EnLink executed on Phase 2 of the Louisiana gas market expansion with the Henry Hub to the River project. Through this capital-efficient, debottlenecking project, EnLink will increase natural gas supply to the Mississippi River corridor by approximately 210 MMcf/d by adding compression. The total project is expected to cost approximately $70 million, representing a mid-single-digit EBITDA investment multiple, with an in-service date in the fourth quarter of 2025.

Oklahoma:

•	Segment profit for the first quarter of 2024 was $85.7 million, including unrealized derivative losses of $4.1 million. Excluding unrealized derivative activity, segment profit in the first quarter of 2024 decreased 19% sequentially and decreased approximately 7% over the first quarter of 2023. Segment results during the first quarter of 2024 were adversely impacted by lower volumes from winter weather and the previously discussed one-time contract reset.

•	Average natural gas gathering volumes for the first quarter of 2024 were approximately 7% lower compared to the fourth quarter of 2023 and approximately 3% lower compared to the first quarter of 2023.

•	Average natural gas processing volumes for the first quarter of 2024 were approximately 8% lower compared to the fourth quarter of 2023 and approximately 6% lower compared to the first quarter of 2023.

•	Average crude gathering volumes during the first quarter of 2024 were approximately 19% lower compared to the fourth quarter of 2023 and approximately 25% lower compared to the first quarter of 2023.

North Texas:

•	Segment profit for the first quarter of 2024 was $59.8 million, including unrealized derivative losses of $0.1 million. Excluding unrealized derivative activity, segment profit in the first quarter of 2024 decreased approximately 12% sequentially and decreased approximately 18% over the first quarter of 2023. Segment results during the first quarter of 2024 were adversely impacted by lower volumes from winter weather and the previously discussed one-time contract reset.

•	Average natural gas gathering and transportation volumes for the first quarter of 2024 were approximately 6% lower compared to the fourth quarter of 2023 and approximately 10% lower compared to the first quarter of 2023.

•	Average natural gas processing volumes for the first quarter of 2024 were approximately 8% lower compared to the fourth quarter of 2023 and approximately 10% lower compared to the first quarter of 2023.

First Quarter 2024 Webcast Details

EnLink will host a webcast and conference call to discuss first quarter 2024 results on May 1, 2024, at 8 a.m. Central time. The conference call will be broadcast via an internet webcast, which can be accessed on the Investors page of EnLink's website at investors.enlink.com. Interested parties can access an archived replay of the webcast on EnLink's website for at least 90 days following the event.

About the EnLink Midstream Companies

Headquartered in Dallas, EnLink Midstream (NYSE: ENLC) provides integrated midstream infrastructure services for natural gas, crude oil, condensate, and NGLs, as well as CO2 transportation for carbon capture and sequestration (CCS). Our large-scale, cash-flow-generating asset platforms are in premier production basins and core demand centers, including the Permian Basin, Louisiana, Oklahoma, and North Texas. EnLink is focused on maintaining the financial flexibility and operational excellence that enables us to strategically grow and create sustainable value. Visit www.EnLink.com to learn how EnLink connects energy to life.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA and free cash flow after distributions (FCFAD).

We define adjusted EBITDA as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; (income) loss from unconsolidated affiliate investments; distributions from unconsolidated affiliate investments; (gain) loss on disposition of assets; (gain) loss on extinguishment of debt; (gain) loss on litigation settlement; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity derivatives; costs associated with the relocation of processing facilities; accretion expense associated with asset retirement obligations; transaction costs; non-cash expense related to changes in the fair value of contingent consideration; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

We define free cash flow after distributions as adjusted EBITDA, net to ENLC, plus (less) (growth and maintenance capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (interest expense, net of interest income); (distributions declared on common units); (cash distributions earned by the Series B Preferred Units and the Series C Preferred Units); (payment to redeem mandatorily redeemable non-controlling interest); (earnout payments related to the Amarillo Rattler Acquisition and the Central Oklahoma Acquisition); (costs associated with the relocation of processing facilities, excluding costs that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); non-cash interest (income)/expense; (contributions to investment in unconsolidated affiliates); (payments to terminate interest rate swaps); (current income taxes); (non-cash gain associated with a lease modification); and proceeds from the sale of equipment and land.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA is used as a metric in our short-term incentive program for compensating employees and in our performance awards for executives.

Adjusted EBITDA and free cash flow after distributions, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See EnLink’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Segment profit (loss) is defined as revenues, less cost of sales (exclusive of operating expenses and depreciation and amortization), less operating expenses. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses. See “Item 8. Financial Statements and Supplementary Data - Note 16 - Segment Information” in ENLC’s Annual Report on Form 10-K for the year ended December 31, 2023, and, when available, “Item 1. Financial Statements - Note 13—Segment Information” in ENLC’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, for further information about segment profit (loss).

The Ascension JV is a joint venture between a subsidiary of EnLink and a subsidiary of Marathon Petroleum Corporation in which EnLink owns a 50% interest and Marathon Petroleum Corporation owns a 50% interest. The Ascension JV, which began operations in April 2017, owns an NGL pipeline that connects EnLink’s Riverside fractionator to Marathon Petroleum Corporation’s Garyville refinery.

The Delaware Basin JV is a joint venture between EnLink and an affiliate of NGP Natural Resources XI, L.P. ("NGP") in which EnLink owns a 50.1% interest and NGP owns a 49.9% interest. The Delaware Basin JV, which was formed in August 2016, owns the Lobo processing facilities and the Tiger processing plant located in the Delaware Basin in Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” "shall," “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” “expect,” "continue," and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future results and growth of our CCS business, future transactions with CCS counterparties, expected financial and operational results associated with certain projects, acquisitions, or growth capital expenditures, timing for completion of construction or expansion projects, results in certain basins, cost savings or operational, environmental, and climate change initiatives, profitability, financial or leverage metrics, repurchases of common or preferred units, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a)  potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to compete with us or favor GIP’s own interests to the detriment of our other unitholders, (b) adverse developments in the midstream business that may reduce our ability to make distributions, (c) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (d) decreases in the volumes that we gather, process, fractionate, or transport, (e) our ability or our customers’ ability to receive or renew required government or third party permits and other approvals, (f) increased federal, state, and local legislation, and regulatory initiatives, as well as government reviews relating to hydraulic fracturing resulting in increased costs and reductions or delays in natural gas production by our customers, (g) climate change legislation and regulatory initiatives resulting in increased operating costs and reduced demand for the natural gas and NGL services we provide, (h) changes in the availability and cost of capital, (i) volatile prices and market demand for crude oil, condensate, natural gas, and NGLs that are beyond our control, (j) debt levels that could limit our flexibility and adversely affect our financial health or limit our flexibility to obtain financing and to pursue other business opportunities, (k) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (l) reductions in demand for NGL products by the petrochemical, refining, or other industries or by the fuel markets, (m) our dependence on significant customers for a substantial portion of the natural gas and crude that we gather, process, and transport, (n) construction risks in our major development projects, (o) challenges we may face in connection with our strategy to build a CCS transportation business and to enter into other new lines of business related to the energy transition, (p) our ability to effectively integrate and manage assets we acquire through acquisitions, (q) the impact of the coronavirus (COVID-19) pandemic (including the impact of any new variants of the virus) and similar pandemics, (r) impairments to goodwill, long-lived assets and equity method investments, and (s) the effects of existing and future laws and governmental regulations, and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. EnLink assumes no obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

EnLink Midstream, LLC
Selected Financial Data
(All amounts in millions except per unit amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Total revenues (1)	$1,647.9	$1,767.5

Operating costs and expenses:
Cost of sales, exclusive of operating expenses and depreciation and amortization (2)	1,150.4	1,271.9
Operating expenses	152.6	132.4
Depreciation and amortization	165.3	160.4
Impairments	14.2	—
Gain on disposition of assets	(1.7)	(0.4)
General and administrative	55.2	29.5
Total operating costs and expenses	1,536.0	1,593.8
Operating income	111.9	173.7
Other income (expense):
Interest expense, net of interest income	(65.4)	(68.5)
Loss from unconsolidated affiliate investments	(0.8)	(0.1)
Other income	0.5	—
Total other expense	(65.7)	(68.6)
Income before non-controlling interest and income taxes	46.2	105.1
Income tax benefit (expense)	3.8	(10.9)
Net income	50.0	94.2
Net income attributable to non-controlling interest	35.5	36.0
Net income attributable to ENLC	$14.5	$58.2
Net income attributable to ENLC per unit:
Basic common unit	$0.03	$0.12
Diluted common unit	$0.03	$0.12

Weighted average common units outstanding (basic)	451.3	468.9
Weighted average common units outstanding (diluted)	454.2	473.3

(1)	Includes related party revenue of $0.5 million and $0.7 million for the three months ended March 31, 2024 and 2023, respectively.

(2)	Includes related party cost of sales of $1.4 million and $1.5 million for the three months ended March 31, 2024 and 2023, respectively.

EnLink Midstream, LLC

Reconciliation of Net Income to Adjusted EBITDA

(All amounts in millions)

 (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$50.0	$94.2
Interest expense, net of interest income	65.4	68.5
Depreciation and amortization	165.3	160.4
Impairments	14.2	—
Loss from unconsolidated affiliate investments	0.8	0.1
Distributions from unconsolidated affiliate investments	—	0.1
Gain on disposition of assets	(1.7)	(0.4)
Loss on litigation settlement (1)	23.0	—
Unit-based compensation	5.6	4.0
Income tax expense (benefit)	(3.8)	10.9
Unrealized loss on commodity derivatives	26.1	1.4
Costs associated with the relocation of processing facilities (2)	9.3	0.4
Other (3)	1.6	0.3
Adjusted EBITDA before non-controlling interest	355.8	339.9
Non-controlling interest share of adjusted EBITDA from joint ventures (4)	(18.1)	(16.2)
Adjusted EBITDA, net to ENLC	$337.7	$323.7

(1)	Relates to the loss incurred to settle litigation that arose from Winter Storm Uri and is not part of our ongoing operations.

(2)	Represents cost incurred to execute discrete, project-based strategic initiatives aimed at realigning available processing capacity from our Oklahoma and North Texas segments to the Permian segment. These costs are not part of our ongoing operations.

(3)	Includes transaction costs, non-cash expense related to changes in the fair value of contingent consideration, accretion expense associated with asset retirement obligations, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(4)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P. ("NGP")’s 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV.

EnLink Midstream, LLC
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA
and Free Cash Flow After Distributions
(All amounts in millions except ratios and per unit amounts)
(Unaudited)

Three Months Ended March 31,
2024	2023
Net cash provided by operating activities	$293.3	$272.1
Interest expense (1)	63.9	67.0
Costs associated with the relocation of processing facilities (2)	9.3	0.4
Loss on litigation settlement (3)	23.0	—
Other (4)	3.8	(1.2)
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	(138.0)	(169.4)
Accounts payable, accrued product purchases, and other accrued liabilities	100.5	171.0
Adjusted EBITDA before non-controlling interest	355.8	339.9
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(18.1)	(16.2)
Adjusted EBITDA, net to ENLC	337.7	323.7
Growth capital expenditures, net to ENLC (6)	(80.8)	(92.7)
Maintenance capital expenditures, net to ENLC (6)	(14.3)	(14.2)
Interest expense, net of interest income	(65.4)	(68.5)
Distributions declared on common units	(59.7)	(58.7)
ENLK preferred unit cash distributions earned (7)	(24.4)	(23.6)
Earnout payments (8)	(2.5)	—
Payment to redeem mandatorily redeemable non-controlling interest (9)	—	(10.5)
Costs associated with the relocation of processing facilities, net to ENLC (2)(6)	(6.3)	(0.4)
Contributions to investment in unconsolidated affiliates	(9.4)	(49.7)
Other (10)	(0.9)	0.3
Free cash flow after distributions	$74.0	$5.7

Actual declared distribution to common unitholders	$59.7	$58.7
Distribution coverage	3.83	x	3.50	x
Distributions declared per ENLC unit	$0.1325	$0.1250

(1)	Net of amortization of debt issuance costs, net discount of senior unsecured notes, and designated cash flow hedge, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.

(2)	Represents cost incurred to execute discrete, project-based strategic initiatives aimed at realigning available processing capacity from our Oklahoma and North Texas segments to the Permian segment. These costs are not part of our ongoing operations.

(3)	Relates to the loss incurred to settle litigation that arose from Winter Storm Uri and is not part of our ongoing operations.

(4)	Includes utility credits redeemed, distributions from unconsolidated affiliate investments in excess of earnings, transaction costs, current income tax expense, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation's 50% share of adjusted EBITDA from the Ascension JV.

(6)	Excludes capital expenditures and costs associated with the relocation of processing facilities that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(7)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units, which are not available to common unitholders.

(8)	Earnout payments were made in connection to the consideration paid for the Amarillo Rattler Acquisition and the Central Oklahoma Acquisition, both of which included a contingent component payable beginning in 2024.

(9)	In January 2023, we settled the redemption of the mandatorily redeemable non-controlling interest in one of our non-wholly owned subsidiaries.

(10)	Includes current income tax expense, a reduction for non-cash gain associated with a lease modification, and proceeds from the sale of surplus or unused equipment and land, which occurred in the normal operation of our business.

EnLink Midstream, LLC
Operating Data
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	1,899,300	1,683,700
Processing (MMBtu/d)	1,745,300	1,560,700
Crude Oil Handling (Bbls/d)	164,700	142,600
Louisiana Segment
Gathering and Transportation (MMBtu/d)	2,753,900	2,693,500
Crude Oil Handling (Bbls/d)	—	18,300
NGL Fractionation (Bbls/d)	183,700	183,100
Brine Disposal (Bbls/d)	—	3,000
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	1,144,400	1,178,400
Processing (MMBtu/d)	1,090,900	1,164,300
Crude Oil Handling (Bbls/d)	20,400	27,200
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,449,900	1,617,100
Processing (MMBtu/d)	668,800	744,600